CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Asia Entertainment & Resources Ltd. of our reports dated March 16, 2012, relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting, which appear in the Company’s Annual Report on Form 20-F.  We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ UHY LLP

New York, New York

September 7, 2012